DNB Financial Corporation
                                [GRAPHIC OMITTED]
                                  NEWS RELEASE
For further information, please contact:
Bruce E. Moroney
Sr. Vice President & Chief Financial Officer
610-873-5253                                               FOR IMMEDIATE RELEASE


                            DNB Financial Corporation

                        Declares a 5% Stock Dividend and
                              a $0.13 Cash Dividend


     (November 21, 2002 -- Downingtown, PA) The Board of Directors of DNB Financial Corporation, parent of the Downingtown National Bank, have declared a cash dividend of $0.13 per share for the fourth quarter of 2002 to shareholders of record on December 10, 2002. The cash dividend will be paid on December 20, 2002. They also declared a 5% Stock Dividend, payable to shareholders of record on December 17, 2002 and payable December 27, 2002.

     Downingtown National Bank is a commercial bank with $382 million in assets and nine full service offices. In addition, DNB Advisors provides wealth management and trust services to individuals and businesses throughout Chester County.












































        4 Brandywine Avenue, Downingtown, PA 19335-0904 o (610) 269-1040